UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
 ______________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) August 18

NATIONAL WESTERN LIFE GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-55522	47-3339380
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

850 East Anderson Lane Austin, Texas	78752-1602
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (512) 836-1010

Not Applicable
 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of the chapter) or Rule 12-b2 of the Securities Exchange Act of 1934 (§240.12b-2 of the chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 18, 2017, the Class B Directors of National Western Life Group, Inc. (the “Company”) elected Dr. Thomas A. Blackwell a Class B Director of the Company to serve until the 2018 Annual Meeting of Stockholders. Dr. Blackwell fills the vacancy created by the resignation of Louis E. Pauls, Jr. effective August 17, 2017. The Company’s Restated Certificate of Incorporation and Amended and Restated Bylaws provide that in the event of a vacancy on the Company’s Board of Directors (the "Board") the vacancy be filled by a vote of a majority of the remaining elected directors in the class whose position is being filled.

Dr. Blackwell is the Associate Dean for Graduate Medical Education and Professor of Medicine at the University of Texas Medical Branch in Galveston.

There are no arrangements or understandings between Dr. Blackwell and any other persons pursuant to which Dr. Blackwell was elected and there have been no related party transactions between Dr. Blackwell and the Company that would be reportable under Item 404(a) of Regulation S-K. The Board of Directors has determined that Dr. Blackwell is “independent” under the Company’s corporate governance guidelines and The NASDAQ Stock Market listing standards and has appointed Dr. Blackwell to the Audit Committee and the Compensation Committee.

As a nonemployee director of the Company, Dr. Blackwell will receive the same compensation as the other nonemployee members of the Board as described in the Company’s Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission, most recently April 28, 2017, with the annual retainer fee prorated for 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL WESTERN LIFE GROUP, INC.

Date: August 18, 2017	/S/Brian M. Pribyl
Brian M. Pribyl
Senior Vice President,
Chief Financial Officer
and Treasurer